PRICING SUPPLEMENT NO. 45                                         Rule 424(b)(3)
DATED: January 14, 1999                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes        Book Entry Notes
$50,000,000                    [x]                        [x]
Original Issue Date:           Fixed Rate Notes           Certificated Notes
January 19, 1999               [_]                        [_]

Maturity Date:                 CUSIP#: 073928 GS 6
January 19, 2000
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:

                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]           Commercial Paper Rate         Minimum Interest Rate: N/A

[_]           Federal Funds Rate            Interest Reset Date(s): *

[_]           Treasury Rate                 Interest Reset Period: Semi-annually

[_]           LIBOR Reuters                 Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                    Interest Payment Period: Semi-
                                            annually

[_]           CMT Rate

Initial Interest Rate: 5.05500%

 Index Maturity:  Six Month

 Spread (plus or minus): +0.05%

-----------------------------------------

*     July 19, 1999

**    July 19, 1999 and at maturity





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